Exhibit 23.01

DIXON HUGHES PLLC

Certified Public Accountants and Advisors

- Consent of Independent Registered Public Accounting Firm -

The Board of Directors

Bank of the Carolinas Corporation

We consent to the incorporation by reference into Bank of the Carolinas Corporation’s Registration Statement on Form S-3 of our report dated April 15, 2009, on the consolidated financial statements included in Bank of the Carolinas Corporation’s 2008 Annual Report on Form 10-K, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Dixon Hughes PLLC

Asheville, North Carolina

June 11, 2009